                                                                   EXHIBIT 10.41

This Agreement is subject to arbitration to the extent provided in Article VII pursuant to the Uniform Arbitration Act, Section 15-48-10 et seq., Code of Laws of South Carolina, 1976 (as amended).

              AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                            PALMETTO MOBILENET, L.P.
                      A SOUTH CAROLINA LIMITED PARTNERSHIP

                                TABLE OF CONTENTS

ARTICLE I - Definitions..................................................    1

ARTICLE II - Name, Purpose and Powers....................................    4
   SECTION 2.1  Continuation of the Partnership..........................    4
   SECTION 2.2  Name.....................................................    4
   SECTION 2.3  Address..................................................    4
   SECTION 2.4  Purpose..................................................    4
   SECTION 2.5  Powers...................................................    5

ARTICLE III - Partners...................................................    5
   SECTION 3.1  Units....................................................    5
   SECTION 3.2  Voting...................................................    5
   SECTION 3.3  Issuance of Additional Units.............................    6
   SECTION 3.4  Preemptive Rights........................................    6
   SECTION 3.5  Admission of Additional Partners.........................    7
   SECTION 3.6  Contributions of the Partners............................    7
   SECTION 3.7  Capital Accounts.........................................    7
   SECTION 3.8  Interest on Contributions................................    7
   SECTION 3.9  Use of Proceeds of Contributions.........................    7
   SECTION 3.10 Loans....................................................    8

ARTICLE IV - Representations and Warranties..............................    8
   SECTION 4.1  Representations and Warranties of the General Partner....    8
   SECTION 4.2  Representations and Warranties of the Limited Partners...    9

ARTICLE V - Allocation and Distributions.................................   10
   SECTION 5.1  Net Income and Net Loss..................................   10
   SECTION 5.2  Net Gains and Net Losses from Capital Transactions.......   11
   SECTION 5.3  Repayment of Advances, Reserves and Distributions........   12
   SECTION 5.4  Distributions upon Dissolution and Liquidation
                   of the Partnership....................................   12
   SECTION 5.5  Withholding Distributions................................   12
   SECTION 5.6  Allocation in Event of Transfer..........................   12

ARTICLE VI - Accounting..................................................   13
   SECTION 6.1  Books and Records........................................   13
   SECTION 6.2  Fiscal Year..............................................   13
   SECTION 6.3  Reports..................................................   13
   SECTION 6.4  Bank Accounts............................................   14
   SECTION 6.5  Accounting Decisions.....................................   14

   SECTION 6.6  Federal Income Tax Returns and Elections.................   14

ARTICLE VII - Rights, Duties and Obligations of the General Partner......   14
   SECTION 7.1  Management...............................................   14
   SECTION 7.2  Powers...................................................   15
   SECTION 7.3  Employment of Agents.....................................   15
   SECTION 7.4  Responsibility; Indemnification..........................   15
   SECTION 7.5  Limitations on Powers of the General Partner.............   16
   SECTION 7.6  Expenses.................................................   17
   SECTION 7.7  Maintenance of Partnership Status........................   18
   SECTION 7.8  Insurance................................................   18
   SECTION 7.9  Fiduciary Duty...........................................   19
   SECTION 7.10 Termination of General Partner...........................   19
   SECTION 7.11 Power of Attorney........................................   20

ARTICLE VIII - Rights of and Limitations on Limited Partners.............   20
   SECTION 8.1  Rights of Limited Partners...............................   20
   SECTION 8.2  Limitation on Rights of Limited Partners.................   21
   SECTION 8.3  Lack of Personal Liability of Limited Partners...........   21
   SECTION 8.4  Permissible Ownership of Units...........................   21
   SECTION 8.5  Remedy of Partnership....................................   21
   SECTION 8.6  Duty to Offer Stock of General Partner Upon Ceasing
                   to be a Limited Partner...............................   22

ARTICLE IX - Restriction on Transfer, Change in Control and Withdrawal...   22
   SECTION 9.1  Restriction on Transfer..................................   22
   SECTION 9.2  Receipt of Bona Fide Offer...............................   22
   SECTION 9.3  Offer by Partner.........................................   22
   SECTION 9.4  Procedure................................................   23
   SECTION 9.5  Rights to Participate in a Bona Fide Offer...............   23
   SECTION 9.6  Other Transfers..........................................   23
   SECTION 9.7  Call Option Upon Change in Control.......................   24
   SECTION 9.8  Purchase Price...........................................   25
   SECTION 9.9  Method of Payment........................................   26
   SECTION 9.10 Failure to Comply........................................   26
   SECTION 9.11 Closing..................................................   26
   SECTION 9.12 Permitted Transfer to Affiliate..........................   26
   SECTION 9.13 Governmental Approval....................................   27
   SECTION 9.14 Waiver/Voting by Offering Partner........................   27
   SECTION 9.15 Interests of Selling Partner.............................   27

ARTICLE X - Withdrawal and Dissolution...................................    28
   SECTION 10.1  Withdrawal..............................................    28
   SECTION 10.2  Dissolution and Winding Up..............................    28
   SECTION 10.3  Dissolution Event Terms.................................    29

ARTICLE XI - Miscellaneous...............................................    29
   SECTION 11.1  Notices.................................................    29
   SECTION 11.2  Amendment...............................................    30
   SECTION 11.3  Captions................................................    30
   SECTION 11.4  Variation in Pronouns...................................    30
   SECTION 11.5  Counterparts............................................    30
   SECTION 11.6  Applicable Law..........................................    30
   SECTION 11.7  Entire Agreement........................................    30
   SECTION 11.8  Validity................................................    30
   SECTION 11.9  Benefit.................................................    30
   SECTION 11.10 Nature of Partnership Interest..........................    30
   SECTION 11.11 Meetings................................................    31
   SECTION 11.12 Confidentiality.........................................    31

CERTIFICATION SIGNATURE PAGE TO BE EXECUTED BY THE GENERAL
   PARTNER...............................................................   A-1

CERTIFICATION SIGNATURE PAGE TO BE EXECUTED BY EACH LIMITED PARTNER......   A-2

            AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF
                            PALMETTO MOBILENET, L.P.

          This Amended and Restated Agreement of Limited Partnership of Palmetto MobileNet, L.P., a South Carolina limited partnership, is effective as of the 1st day of September, 1998 and is made by and among PMN, Inc., a South Carolina corporation, as general partner and those Persons (as hereafter defined) who shall execute a Certification Signature Page (as hereafter defined) as limited partners.

     WHEREAS, the Partners originally entered into that certain Agreement of Limited Partnership of Palmetto MobileNet, L.P. (the "Original Partnership Agreement") on February 8, 1990;

     WHEREAS, the Original Partnership Agreement was amended by the Amendment to the Agreement of Limited Partnership of Palmetto MobileNet, L.P., the Second Amendment to the Agreement of Limited Partnership of Palmetto MobileNet, L.P. and the Third Amendment to the Agreement of Limited Partnership of Palmetto MobileNet, L.P. (collectively, the "Amendments");

     WHEREAS, the Partners believe that it is in the best interest of the Partnership and of the Partners to amend and restate the Original Partnership Agreement to incorporate the changes to the Original Partnership Agreement set forth in the Amendments and to make certain other changes to the provisions of the Original Partnership Agreement;

     WHEREAS, the Original Partnership Agreement, as amended, provided that it could be modified or amended with the consent of the holders of 66 2/3% of the outstanding Units (as defined herein); and

     WHEREAS, the holders of more than 66 2/3% of the outstanding Units have approved this Amended and Restated Agreement of Limited Partnership of Palmetto MobileNet, L.P.

     NOW, THEREFORE, in consideration of the foregoing, the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   Definitions

          The following terms used in this Agreement, unless otherwise expressly provided herein or unless the context otherwise requires, shall have the following respective meanings:

          "Act" means the South Carolina Uniform Limited Partnership Act as in effect in South Carolina and set forth at Section 33-42-10, et seq. of the Code of Laws of South Carolina 1976, as it may be amended from time to time.

          "Agreement" means this Amended and Restated Agreement of Limited Partnership of Palmetto MobileNet, L.P., as it may be amended from time to time.

          "Assignee" means a Person who has acquired a beneficial interest in one or more Units but who has not been admitted to the Partnership as a substituted Partner.

          "Bona Fide Offer" shall mean a legally enforceable offer in writing, made and signed by an offeror who is a Person financially and legally capable of carrying out the terms of such offer. Any offer to acquire less than all of a Partner's Units is not a Bona Fide Offer.

          "Capital Account" of a Partner means the account established for such Partner as more specifically described in Section 3.7.

          "Capital Transaction" means the sale or other disposition of all or substantially all of the assets of the Partnership, the financing or refinancing of substantially all Partnership Property or any other event resulting in an extraordinary distribution.

          "Certification Signature Page" means the Certification Signature Page in the form attached hereto by which each Partner upon execution thereof agrees to be bound by this Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor federal revenue law.

          "Contribution" means any cash, property, services rendered or promissory note or other binding obligation to contribute cash or property or to perform services which a Partner contributes to the Partnership in its capacity as a Partner.

          "Distribution" means cash or any other property from any source distributed to the Partners pursuant to Sections 5.3, 5.4 or 5.5 of this Agreement, but shall not include any payments to the General Partner made under the provisions of Sections 7.4, 7.6 and 7.8 of this Agreement.

          "General Partner" means PMN, Inc. and such additional Persons succeeding it in such capacity.

          "Limited Partners" mean the Persons having executed Certification Signature Pages as limited partners, and any person admitted to the Partnership pursuant to Section 3.3 or Section 9.1.

          "Majority-in-Interest" means Partners holding 66 2/3% or more of the outstanding Units, determined without regard to any partner prohibited from voting pursuant to Section 3.2(b).

          "Net Gains and Net Losses from Capital Transactions" mean the gains and losses (including, without limitation, any interest on installments or interest on principal in the event of an installment sale) realized by the Partnership as a result of a Capital Transaction or the damage or destruction of the Partnership Property.

          "Net Income" or "Net Loss" mean, with respect to any fiscal year, the net income or net loss recognized by the Partnership for federal income tax purposes after taking into account all items of income, gain, loss, deduction and credit, determined by the Partnership's method of accounting, recognized in such fiscal year.

          "Partner(s)" mean the General Partner and the Limited Partners where the context clearly requires.

          "Partnership" means Palmetto MobileNet, L.P., a South Carolina limited partnership.

          "Partnership Interest" shall mean all of the rights of each Partner with respect to the Partnership, whether created under this Agreement or under the Act, other than the right to serve as General Partner. Any Partner's Partnership Interest relative to the Partnership Interests of the other Partners shall be determined by the ratio of such Partner's Units to all issued and outstanding Units of the Partnership.

          "Partnership Property" means all right, title and interest to the property of the Partnership, tangible or intangible, or real or personal, now owned or hereafter acquired.

          "Person" means any individual, partnership, corporation, limited liability company, trust, association or other legal entity.

          "Power of Attorney" means the special power of attorney rights provided by the Limited Partners to the General Partner as more specifically set forth in Section 7.11.

          "Prime Rate" means simple interest at a rate per annum equal to the lesser of (a) a variable rate equal to the prime interest rate quoted in the money rates section of the Wall Street Journal (Charlotte Edition), initially set at such prime interest rate on the date which interest begins to accrue and subsequently adjusted on the last business day of each succeeding calendar quarter to such prime rate on such date of adjustment or (b) the maximum rate permitted by applicable law.

          "Registered Notice" means notice sent by registered or certified mail, return receipt requested and first-class postage prepaid. Any notice which does not contain all information required by this Agreement shall not be considered a "Registered Notice" for the purposes of this Agreement.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Unit" shall mean a proportionate share of each Partner's Partnership Interest, including but not limited to, such Partner's right to vote, Capital Account and interest in Net Income, Net Loss, Net Gains and Net Losses from Capital Transactions and Distributions made by the Partnership.

                                   ARTICLE II

                            Name, Purpose and Powers

     SECTION 2.1 Continuation of the Partnership. The Partners hereby enter into this Agreement in accordance with and pursuant to the Act and other relevant laws of the State of South Carolina which shall govern the rights and liabilities of the Partners except as otherwise herein expressly stated. The Partnership shall continue in existence until November 15, 2049 unless it is earlier terminated pursuant to Section 10.2.

     SECTION 2.2 Name. The business of the Partnership shall be conducted under the name "Palmetto MobileNet, L.P." or such other assumed name as the Partnership shall adopt from time to time.

     SECTION 2.3 Address. The principal business address of the Partnership and the address at which the Partnership's records shall be kept is 440 Knox Abbott Drive, Suite 430, Cayce, South Carolina 29033, or such address as the General Partner shall determine from time to time.

     SECTION 2.4 Purpose. The purpose of the Partnership shall be to engage in the telecommunications business, which shall be deemed to include owning partnership interests, stock, limited liability company interests or other ownership interests in an entity engaged in the telecommunications business, and, in connection therewith, the Partnership specifically may:

          (a) Acquire, own, hold, improve, construct, develop, lease, sublease, encumber, sell, exchange and otherwise deal with the Partnership Property;

          (b) Subject to the terms and limitations set forth in this Agreement, do all things reasonably incident to the selling, constructing, managing, operating and owning of the Partnership Property, including granting security interests in, selling, leasing and subleasing or otherwise disposing of the same;

          (c) Borrow money for Partnership purposes, and, subject to the terms and limitations of this Agreement, pledge, grant a security interest in or otherwise encumber any interest in the Partnership Property in connection therewith;

          (d) Sell, buy, lease, sublease, exchange or otherwise dispose of the Partnership Property for cash, stock, securities or any combination thereof, upon such terms and conditions as the General Partner may from time to time determine on the terms stated herein; and

          (e) Do all things necessary or desirable in connection with the foregoing or as otherwise contemplated by this Agreement.

     The Partnership shall not engage in any other business, except with the consent of the Partners as described in Section 7.5. The investment of Partnership assets in short term securities or in interest-bearing accounts pending Distributions shall not be considered any other business. The Partnership shall not in any way be prohibited from or restricted in engaging in or owning an interest in any other business venture of any nature, including any venture which might be competitive with the business of a Partner.

     SECTION 2.5 Powers. Subject to the terms, conditions and restrictions of this Agreement, the Partnership shall have the authority and power in its own name to do all things described in Section 2.4.

                                   ARTICLE III

                                    Partners

     SECTION 3.1 Units. Each Partner shall be deemed to own the number of Units set forth on the books and records of the Partnership. Units will be evidenced by certificates, and the form of such certificates shall be as approved by the General Partner. At the time a Person is admitted as a Partner, such Person will be given a certificate by the General Partner setting forth the number of Units owned by such Person. Each Unit entitles its owner to (a) the voting rights set forth in Section 3.2 and (b) the right to share with the holders of other Units in Distributions as set forth in Article V and Article X.

     SECTION 3.2 Voting.

          (a) At each meeting of Partners, every Partner shall be permitted one vote for each Unit it owns (less than whole votes shall be allowed). A quorum for any issue at any meeting shall exist if a Majority-in-Interest are present in person or voting by proxy or other written instructions. Any Partner may vote on any matter if not present, by general or specific proxy to a Partner present or by specific instructions in writing.

          (b) A Partner shall not vote, however, and its Units shall not be counted for the purposes of determining on any such issue whether a quorum exists or whether the requisite percentage of outstanding Units have been voted in the affirmative:

               (i) If the Partner has given notice of withdrawal or other disposition of its Partnership Interest from the Partnership, including but not limited to notice of a change in control of such Partner; or

               (ii) If the issue before the Partnership is whether the Partner should be expelled from the Partnership or should be granted a temporary withdrawal from the Partnership.

Furthermore, if a Partners is disqualified from voting pursuant to this Section 3.2(b) such Partner shall not be entitled to any notice of a meeting of the Partners or to attend any meeting of the Partners or to participate in any Partnership distributions occurring after such event.

          (c) Excepting only as provided in Section 3.2(b), no Partner shall be disqualified from voting on any issue, notwithstanding any interest it may have therein which differs from the interest of the Partnership or the other Partners.

     SECTION 3.3 Issuance of Additional Units.

          (a) The General Partner has the right, during any twelve-month period, to raise capital for the Partnership through the issuance of Units with an aggregate value of less than $5,000,000.

          (b) Upon the approval of a Majority-in-Interest, the General Partner may, during any twelve-month period, raise capital for the Partnership through the issuance of Units with a value in excess of $5,000,000 in the aggregate.

          (c) Each Unit issued pursuant to this Section 3.3 shall be issued upon the payment in full to the Partnership of an amount equal to the fair market value of an Unit, as determined by the General Partner at the time of the offering of such Units. The amount of such payment shall be deemed to be a Contribution to the Partnership.

     SECTION 3.4 Preemptive Rights.

          (a) The General Partner shall give Registered Notice to each Partner of its intention to offer Units pursuant to Section 3.3. Such Registered Notice must contain the number of Units being offered and the price per Unit.

          (b) For a period of 30 days after receipt of such Registered Notice, each Partner shall have the right, at its sole option, to purchase, subject to the limitations set forth in Section 8.4, its pro rata share of the Units offered for sale pursuant to Section 3.3 upon the terms and conditions set forth in the Registered Notice. To the extent that any Partner does not purchase its pro rata share of the offered Units, such Units shall be reoffered to the remaining other Partners to purchase their pro rata interest in such Units. If the other Partners shall not, individually or together, purchase, within the 30-day period, all of the Units offered pursuant to Section 3.3, the General Partner shall have the right to sell such remaining Units to any other Person upon the terms and conditions and at a price equal to or greater than the price set forth in the Registered Notice.

     SECTION 3.5 Admission of Additional Partners. No Person who purchases Units issued pursuant to Section 3.3 may be admitted to the Partnership as a Partner unless such Person executes a Certification Signature Page. The General Partner is authorized to execute on behalf of the Limited Partners such documents consenting to the admission of such Persons as Partners as may be required by the Agreement or the Act; provided however that such admission Person complies with Section 3.3, and delivers a properly executed Certificate Signature Page.

     SECTION 3.6 Contributions of the Partners. No Limited Partner shall be required to contribute any additional capital or lend any funds to the Partnership. The General Partner shall have no personal liability for the repayment of the Contributions of the Limited Partners.

     SECTION 3.7 Capital Accounts. Each Partner shall have a Capital Account which shall be (a) credited with its Contributions; (b) increased by (i) the amount of Net Income allocated to such Partner pursuant to Section 5.1; (ii) the amount of Net Gains from Capital Transactions allocated to such Partner pursuant to Section 5.2; (iii) an amount equal to any income of the Partnership which is exempt from federal income tax; and (iv) the amount of additional Contributions, including, but not limited to, Contributions pursuant to Section 3.3; and (c) decreased by (i) the amount of Net Losses allocated to such Partner pursuant to
Section 5.1; (ii) the amount of Net Losses from Capital Transactions allocated to such Partner pursuant to Section 5.2; (iii) an amount equal to any non-capital expenses which are not deductible for federal income tax purposes; and (iv) the amount distributed to such Partner pursuant to Sections 5.3 and 5.5.

     Notwithstanding anything to the contrary contained herein, all Capital Accounts will be maintained in accordance with applicable tax accounting principles.

     SECTION 3.8 Interest on Contributions. No interest shall be paid by the Partnership on any Contribution to the Partnership, and no Partner shall be entitled to a return of his Contribution upon withdrawal from the Partnership.

     SECTION 3.9 Use of Proceeds of Contributions. The proceeds of the Contributions have been or shall be applied by the Partnership for Partnership purposes, including, but not limited to, the purchase of Partnership Property, the payment of fees and expenses in connection with the purchase of Partnership Property and the funding of any reserve fund deemed necessary by the General Partner.

     SECTION 3.10 Loans. The Partnership is authorized to borrow funds from one or more of the Partners, subject to Section 7.5. Any such loan to the Partnership by a Partner shall not be deemed a Contribution but a debt due from the Partnership to such Partner and shall be evidenced by a properly executed promissory note and repaid with interest at the Prime Rate and on such terms as may be negotiated at the time such loan is made.

                                   ARTICLE IV

                         Representations and Warranties

     SECTION 4.1 Representations and Warranties of the General Partner. The General hereby represents and warrants to the Partnership and to each Limited Partner that:

          (a) It is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina;

          (b) The execution, delivery and performance of this Agreement by the General Partner (i) has been duly authorized by all requisite corporate action,
(ii) will not contravene or conflict with any provision of law or of the General Partner's Articles of Incorporation or bylaws, as amended to the date hereof,
(iii) will not violate or be in conflict with, result in a breach of or constitute (with or without notice or passage of time) a default under any indenture, loan or other agreement or instrument to which the General Partner is a party or by which it or any of its property is bound, or any other order, writ, injunction or decree of any government instrumentality binding upon the General Partner or any of its property and (iv) will not result in the creation or imposition of any lien, charge or encumbrance upon any of the property of the General Partner other than any lien, security interest or other encumbrance arising under this Agreement;

          (c) This Agreement is a legal, valid and binding obligation of the General Partner enforceable against the General Partner in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to the relief of debtors generally and general principles of equity;

          (d) It is not in violation of or in default with respect to any term or provision of any indenture, contract, agreement or instrument to which it is a party or by which it is bound, or any judgment, order or decree of any court or, to its knowledge, any governmental authority or any statute, rule or regulation applicable to the General Partner or by which it is bound, in any case and in any manner so as presently or at any future time to affect the General Partner adversely in any material respect in connection with its ownership of Units or its ability to perform its obligations under this Agreement;

          (e) It is not a party to any action, suit or proceeding in which an adverse determination has or would have a material adverse effect on its ownership of Units or its ability to perform its obligations under this Agreement; and

          (f) The General Partner shall take no action toward the dissolution of the Partnership, a voluntary proceeding under federal and state bankruptcy laws or the appointment of a receiver, and the General Partner shall not sell, assign, pledge or otherwise transfer its interest as General Partner.

     SECTION 4.2 Representations and Warranties of the Limited Partners. Each Limited Partner hereby represents and warrants to the Partnership and to each other that:

          (a) It has purchased and will purchase Units for its own account and not for the interest or benefit of others and not with a view toward resale or distribution thereof;

          (b) It understands that the Units have not been registered under the Securities Act or applicable state securities laws (and that the Partnership is not obligated to register the Units) and that it may only transfer its Units, or a beneficial portion thereof, in compliance with the Securities Act or applicable state securities laws and the rules and regulations promulgated thereunder;

          (c) It is a corporation, limited liability company or co-operative duly organized, validly existing and in good standing under the laws of its state of incorporation or organization, as the case may be;

          (d) The execution, delivery and performance of this Agreement by each Limited Partner (i) has been duly authorized by all requisite action, (ii) will not contravene or conflict with any provision of law or of the Limited Partner's organizational documents as amended to the date hereof, (iii) will not violate or be in conflict with, result in a breach of or constitute (with or without notice or passage of time) a default under any indenture, loan or other agreement or instrument to which the Limited Partner is a party or by which it or any of its property is bound, or any other order, writ, injunction or decree of any government instrumentality binding upon the Limited Partner or any of its property and (iv) will not result in the creation or imposition of any lien, charge or encumbrance upon any of the property of the Limited Partner other than any lien, security interest or other encumbrance arising under this Agreement;

          (e) This Agreement is a legal, valid and binding obligation of the Limited Partner enforceable against the Limited Partner in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to the relief of debtors generally and general principles of equity;

          (f) It is not in violation of or in default with respect to any term or provision of any indenture, contract, agreement or instrument to which it is a party or by which it is bound, or any judgment, order or decree of any court or, to its knowledge, any governmental authority or any statute, rule or regulation applicable to such Limited Partner or by which it is bound, in any case and in any manner so as presently or at any future time to affect such Limited Partner adversely in any material respect in connection with its ownership of Units; and

          (g) It is not a party to any action, suit or proceeding in which an adverse determination has or would have a material adverse effect on its ownership of Units or its ability to perform its obligations under this Agreement.

                                    ARTICLE V

                          Allocation and Distributions

     SECTION 5.1 Net Income and Net Loss.

          (a) Except as provided in Sections 5.1(b), 5.1(c), 5.1(d) and 5.2, the Net Income and Net Loss of the Partnership shall be allocated among the Partners in accordance with each Partner's Partnership Interest.

          (b) The General Partner shall be allocated the amount of any Net Losses that, but for this Section 5.1(b), would have been allocated to any Limited Partner, if such Limited Partner does not have a deficit balance in its Capital Account and if the allocation to such Limited Partner would have thereupon caused or increased a deficit balance in such Limited Partner's Capital Account as of the end of the Partnership's fiscal year to which such allocation relates (after taking into consideration the reduction set forth in Section 5.1(e));

          (c) Any Limited Partner which is not obligated to restore any deficit balance in its Capital Account and which receives an allocation or distribution specified in Section 5.1(e) which results in a deficit balance in such Limited Partner's Capital Account shall be allocated Net Profits in an amount and manner sufficient to eliminate such deficit balance as quickly as possible;

          (d) In the event any Net Losses are allocated to the General Partner pursuant to Section 5.1(b), Net Profits shall be subsequently allocated to the General Partner until the aggregate amount of such allocations of Net Profits is equal to the aggregate amount of any Net Losses allocated to the General Partner pursuant to Section 5.1(b);

          (e) For purposes of determining a Partner's Capital Account balance as of the end of any fiscal year, such Capital Account shall be reduced by:

               (i) The amount of Net Losses (or any item thereof) as of the end of such fiscal year which reasonably are expected to be allocated to such Partner pursuant to Code Sections 704(e)(2) and 706(d), and paragraph (b)(2)(ii) of Section 1.751-1 of the Treasury Regulations promulgated under the Code; and

               (ii) The amount of Distributions, as of the end of such fiscal year, which reasonably are expected to be made to such Partner to the extent that such Distributions exceed offsetting increases to such Partner's Capital Account that reasonably are expected to occur during (or prior to) the end of such fiscal year.

          (f) Notwithstanding anything contained in this Section 5.1, income, gain, loss and deductions with respect to any property contributed to the capital of the Partnership shall be allocated, solely for tax purposes, among the Partners so as to take into account the variation between the basis of such property to the Partnership and its fair market value in accordance with Section 704(c) of the Code.

     SECTION 5.2 Net Gains and Net Losses from Capital Transactions.

          (a) Net Gains from Capital Transactions shall be allocated as follows:

               (i) First, proportionately among all Partners who have negative balances in their Capital Accounts as of the end of the day immediately preceding the day on which the Capital Transaction occurred until all negative Capital Accounts of the Partners shall have been increased to zero; and

               (ii) Second, to the Partners in accordance with each Partner's Partnership Interest.

          (b) Net Losses from Capital Transactions shall be allocated as follows:

               (i) First, proportionately among all Partners who have positive balances in their Capital Accounts as of the end of the day immediately preceding the day on which the Capital Transaction occurred until all Capital Accounts have been reduced to zero; and

               (ii) Second, to the Partners, in accordance with each Partner's Partnership Interest.

          (c) Notwithstanding anything contained in this Section 5.2, income, gain, loss and deductions with respect to any property contributed to the capital of the Partnership shall be allocated, solely for tax purposes, among the Partners so as to take into account the variation between the basis of such property to the Partnership and its fair market value in accordance with Section 704(c) of the Code.

     SECTION 5.3 Repayment of Advances, Reserves and Distributions. Except as provided in Section 5.5, any funds deemed available for Distribution (including Contributions) by the General Partner in any year shall be distributed first, to any Partner who has made a loan under Section 3.10 in payment of interest and the principal then due and payable under the terms of such loan and second, to the establishment of a working capital and maintenance reserve in any reasonable amount deemed advisable by the General Partner; and then, all amounts in excess thereof, if any, shall be distributed to the Partners and allocated among the Partners in accordance with each Partner's Units.

     SECTION 5.4 Distributions upon Dissolution and Liquidation of the Partnership. Upon dissolution and liquidation of the Partnership and following the payment of all debts and liabilities of the Partnership, including any mortgage indebtedness owed by the Partnership with respect to the Partnership Property, any liability to Partners for authorized but unpaid Distributions and all expenses of dissolution and liquidation, and subject to the right of the liquidating agent to establish such cash reserves as it may deem reasonably necessary for any contingent or unforeseen liabilities and obligations of the Partnership, all net liquidation proceeds shall, to the extent available, be distributed to the Partners having positive balances in their Capital Accounts as of the date of the Distribution in proportion to the amounts of such positive balances. Any remaining net liquidation proceeds shall be distributed to the Partners in accordance with Section 5.3.

     SECTION 5.5 Withholding Distributions. The General Partner may, at its election upon notice to any Limited Partner, withhold or cause to be withheld from any Distribution to be made under this Agreement to such Limited Partner, any sum or amount that the Limited Partner is in default in paying or contributing to the Partnership or the General Partner under or by virtue of this Agreement. The amount so withheld shall be paid over to the party (viz., the Partnership or the General Partner) entitled thereto. For purposes of all computations hereunder (including the computations under this Article V), the amounts so paid over to another party or withheld as aforesaid shall be deemed to have been paid to the Limited Partner otherwise entitled to such Distribution. The rights and remedies provided in this Section 5.5 are in addition to, and not in limitation of, the rights and remedies provided the Partnership and each Partner by law or by any other agreement.

     SECTION 5.6 Allocation in Event of Transfer. Each item of income, gain, loss, deduction or credit allocable to a Partner's Partnership Interest that is transferred in whole or in part during any fiscal year shall be allocated, if permitted by law, according to the varying Partnership Interests of the Partners during such fiscal year. In applying this rule, the Partners shall (i) prorate such items over the fiscal year or (ii) elect to utilize the precise method of an interim closing of the Partnership's books.

                                   ARTICLE VI

                                   Accounting

     SECTION 6.1 Books and Records. At all times during the continuation of the Partnership, the General Partner shall keep or cause to be kept true and full books of account showing all receipts and expenditures, assets and liabilities, income and losses, all agreements among the Partners and all other records necessary for recording the Partnership's allocations and Distributions provided for in Article V hereof and, in particular, the records required by Section 33-42-60 of the Act. The books of account of the Partnership shall be maintained on a cash or accrual basis as determined by the General Partner. The General Partner shall cause such books of account and records to be maintained at all times at its principal office specified in Section 2.3, and such books of account and records shall be available at reasonable times for inspection, examination and copying by all Partners in person or by their fully authorized representatives.

     SECTION 6.2 Fiscal Year. The fiscal year of the Partnership shall end December 31.

     SECTION 6.3 Reports. The General Partner shall cause the Partnership to prepare and deliver to the Partners and to file or deliver as and when required the following:

          (a) Within 90 days after each June 30, a semiannual unaudited financial statement of the condition of the Partnership as of June 30 of each fiscal year prepared in accordance with generally accepted accounting principles including an itemized statement of income and expenses as of June 30, a narrative summary of the previous 6 months' activities by the Partnership and such other information as shall be necessary in order to keep the Partners generally informed as to the status of the Partnership.

          (b) Within six months after the expiration of each fiscal year, an annual statement showing the taxable income and expenses of the Partnership, the balance sheet, statement of changes in the financial condition as of the end of the fiscal year and an itemized statement of receipts and operating expenses for the fiscal year then ended. Such annual statement shall be audited and certified by independent certified public accountants if so requested by a Majority-in-Interest. Such annual statement shall be accompanied by a summary of the Partnership's activities for the fiscal year then ended and such other information as shall be necessary in order to keep the Partners reasonably informed about the operations of the Partnership.

          (c) Any and all periodic reports, returns or statements required to be distributed to the Partners by any applicable law or regulatory authority and any other reports required by any federal, state or local governmental agency.

          (d) Within ten days after receipt thereof, a copy of any notice of default under any material agreement to which the Partnership is a party or by which it or any of its assets are bound.

     SECTION 6.4 Bank Accounts. All funds of the Partnership shall be deposited in its name in such checking or savings accounts or time certificates or other investments as shall be designated from time to time by the General Partner. Withdrawals therefrom shall be made upon such signature or signatures as the General Partner may designate.

     SECTION 6.5 Accounting Decisions. All decisions as to accounting principles, except as may be specifically provided to the contrary herein, shall be made by the General Partner.

     SECTION 6.6 Federal Income Tax Returns and Elections.

          (a) The federal, state or other local tax returns and reports required to be filed by the Partnership shall be prepared by a firm of independent certified public accountants chosen by the General Partner. All elections required or permitted to be made by the Partnership under the Code shall be made by the General Partner in such manner as, in its opinion, will be most advantageous to a Majority-in-Interest of the Partners.

          (b) Within six months after the expiration of each fiscal year, the General Partner shall cause the Partnership to prepare and deliver to each Partner a statement of each Partner's share of the Partnership's taxable income or loss and all other information necessary for the preparation by each Partner of its federal and state income tax returns, including a Form K-1.

          (c) If requested to do so by the transferee of Units, the General Partner shall make the election under Section 754 of the Code on behalf of the Partnership, at such times and in such manner as to obtain all the benefits provided for by such section and shall make the appropriate adjustments to Capital Accounts to reflect any Section 743(b) basis adjustment; provided that neither the Partnership nor the General Partner shall be held responsible or liable for the failure to make such elections if the General Partner is not given notice of the event giving rise to an adjustment for which such election is needed at or prior to the close of the fiscal year during which the event occurs.

                                   ARTICLE VII

              Rights, Duties and Obligations of the General Partner

     SECTION 7.1 Management.

          (a) The business and affairs of the Partnership shall be managed by the General Partner. Subject to the terms, restrictions and limitations of this Agreement, including, but not limited to, Section 7.5, the General Partner shall have full, exclusive and complete discretion in the management and control of the affairs of the Partnership and shall make all decisions affecting the Partnership's affairs consistent with the terms of this Agreement.

          (b) The General Partner shall conduct the Partnership's business and affairs with the same care and attention as a reasonable man would use in the prudent conduct of his business and shall devote such time to the Partnership as shall be reasonably required for the Partnership's welfare and success. Nothing herein contained, however, shall be deemed to restrict the General Partner from engaging in any other business ventures for its own account or through other partnerships, including business ventures which may compete with the Partnership.

     SECTION 7.2 Powers. The General Partner shall manage and control the affairs of the Partnership to the best of its ability and shall use its best efforts to carry out the purposes of the Partnership as set forth herein. In addition to the powers given to it by law, subject to the terms, restrictions and limitations of this Agreement, including, but not limited to, Section 7.5, the General Partner is authorized hereby to engage in the activities described in Section 2.4.

     SECTION 7.3 Employment of Agents. Subject to the provisions of Section 7.6 of this Agreement, the General Partner may employ, on behalf of the Partnership, such Persons, including, but not limited to, attorneys, contractors, engineers and accountants, as the General Partner, in its sole judgment, shall deem advisable for the management and usage of the Partnership Property and the conduct of the business of the Partnership on such reasonable terms and for such reasonable compensation as the General Partner, in its reasonable judgment, shall determine. Any such Person also may be employed or retained by the General Partner in connection with its other business ventures. The fact that a Partner or a member of its family or an affiliate of such Partner is directly or indirectly interested in or connected with a Person employed by the Partnership or from whom the Partnership may buy services, merchandise, supplies or other property shall not prohibit the General Partner from employing such Person or from dealing with him or it on behalf of the Partnership, provided that such arrangements are as favorable as those otherwise available to the Partnership and the General Partner has notice of such family relation or affiliation.

     SECTION 7.4 Responsibility; Indemnification.

          (a) The General Partner, its officers, agents and employees shall not be liable, responsible or accountable to any Partner for any loss or damage incurred by such Partner or by the Partnership by reason of an act performed or omitted to be performed by the General Partner or its officers, agents or employees in good faith on behalf of the Partnership and in a manner reasonably believed to be within the scope of authority granted to the General Partner by this Agreement and in the best interests of the Partnership except for acts of proven malfeasance, misfeasance or gross negligence or any breach of the specific terms and provisions hereof.

          (b) The Partnership or its receiver or trustee shall indemnify and save harmless (and pay all judgments and claims against) the General Partner and its officers, agents and employees from any liability or damage incurred by reason of any act performed or omitted to be performed by them in connection with the business of the Partnership, including reasonable attorneys' fees incurred in connection with the defense of any action based on any such act or omission and all liabilities under federal and state securities laws. If a claim for indemnification (other than for expenses incurred in a successful defense) is asserted against the Partnership under this Agreement or otherwise, the question of whether such indemnification is against public policy shall be settled by arbitration in accordance with the Rules of the American Arbitration Association, unless in the opinion of counsel to the Partnership, the matter has been settled by a controlling precedent. The satisfaction of any indemnification and any saving harmless shall only be paid from and shall be limited to the Partnership assets, and no Partner shall have any personal liability on account thereof.

     SECTION 7.5 Limitations on Powers of the General Partner.

          (a) Notwithstanding any provisions of this Agreement to the contrary, the General Partner shall not take any of the following actions without the prior written consent of a Majority-In-Interest:

               (i) Make any material change in the Partnership's business as of the date hereof;

               (ii) Establish an additional class of Units;

               (iii) Cause the Partnership to purchase any real property or invest in any other partnership, venture or similar investment, other than the Partnership Property as described herein, where the purchase price or investment is greater than $1,000,000;

               (iv) Sell or exchange any partnership interest which relates to an RSA owned by the Partnership; or

               (v) Borrow or incur any similar obligation to pay a principal amount in excess of $5,000,000 or a term in excess of one year.

          (b) Notwithstanding any other provisions in this Agreement to the contrary, the General Partner shall not take any of the following actions without the prior written consent of the holders of at least 75% of the outstanding Units:

               (i) Admit any Person as a Partner except as provided in Section 3.5;

               (ii) Do any act in contravention of this Agreement which would make it impossible to carry on the ordinary business of the Partnership;

               (iii) Confess a judgment against the Partnership;

               (iv) Possess any Partnership Property or assign the rights of the Partners in any Partnership Property for other than a Partnership purpose;

               (v) Assign the Partnership Property in trust for creditors on the basis of an assignee's promise or undertaking to pay the debts or obligations of the Partnership or file, on behalf of the Partnership, a voluntary petition for relief under bankruptcy laws or similar voluntary petition under state laws;

               (vi) Sell, exchange, convey or otherwise dispose of (by sale, lease or otherwise) all or substantially all of the Partnership Property;

               (vii) Agree to a merger or consolidation of the Partnership with another entity;

               (viii) Make any loans of any Partnership funds to the General Partner or others except purchase money loans to a purchaser of the Partnership Property pursuant to a sale of all or a portion of the same and except for investment of Partnership assets in short term securities of reputable issuers or in interest-bearing accounts pending Distribution to the Partners;

               (ix) Call for additional Contributions from the Partners except as set forth in Section 3.4; or

               (x) Commence a public offering of Units, debt obligations or other interests in the Partnership except as set forth in Section 3.3; or

               (xi) Employ, or permit to be employed, the funds or assets of the Partnership in any manner except for the exclusive benefit of the Partnership.

          (c) No act of the Partnership or the General Partner in contravention of a restriction provided in this Section 7.5 shall bind the Partnership.

     SECTION 7.6 Expenses. The Partnership shall pay all expenses of the Partnership and shall reimburse the General Partner for all expenses payable to third parties incurred in connection with the Partnership's business and affairs, including, but not limited to:

          (a) All costs of personnel employed by the Partnership and equipment and facilities required for the business and affairs of the Partnership;

          (b) All costs of borrowed money, taxes, assessments on the Partnership Property and other taxes applicable to the Partnership;

          (c) Legal, audit, accounting, brokerage and other fees;

          (d) Fees and expenses paid to independent contractors, mortgage bankers and services, consultants, technicians, insurance brokers and other agents;

          (e) Expenses incurred in connection with the acquisition, disposition, leasing, refinancing and management of the Partnership Property;

          (f) The cost of insurance as required in connection with the business of the Partnership;

          (g) Expenses payable to third parties for organizing, revising, amending, converting, modifying or terminating the Partnership;

          (h) Expenses in connection with Distributions made by the Partnership to, and communications and bookkeeping and clerical work necessary in maintaining relations with, the Partners; and

          (i) The cost of preparation and dissemination of all Partnership tax returns, reports and filings as required hereunder or as required by law.

     SECTION 7.7 Maintenance of Partnership Status.

          (a) The General Partner at all times shall use its best efforts to cause the Partnership to comply with such conditions as may be required from time to time to permit the Partnership to be classified, for federal income tax purposes, as a limited partnership and not as an association taxable as a corporation.

          (b) The General Partner shall take all action which shall be necessary or appropriate for the continuation of the Partnership's valid existence as a limited partnership under the laws of the State of South Carolina.

     SECTION 7.8 Insurance. The Partnership shall carry and maintain in force the following minimum levels of insurance, the premiums for which shall be a cost and expense in connection with the operation of the Partnership;

          (a) Workman's compensation insurance covering all employees of the Partnership and the Partners employed in, on or about the Partnership Property or any location of the Partnership, providing statutory benefits as required by the laws of the State of South Carolina;

          (b) Comprehensive general liability insurance on an occurrence basis against claims for personal injury liability, including, without limitation, bodily injury, death or property damage liability; such insurance shall also include coverage against liability for bodily injury or property damage arising out of the use, by or on behalf of the Partnership, of any owned, non-owned or hired automotive equipment;

          (c) Excess (umbrella) liability coverage;

          (d) Insurance against loss or damage to the Partnership Property by fire and the risks embraced within the term "Extended Coverage" in such amount or amounts as required to protect the value of the interest of the Partnership in such assets and insurance against such other hazards and risks as may be reasonably deemed necessary by the General Partner in such amount or amounts as required above, with such insurance company or companies as the General Partner may approve, and the General Partner shall retain the policies of such insurance and of any additional insurance which shall be taken out upon the Partnership Property;

          (e) Appropriate flood insurance; and

          (f) Such other insurance as may be deemed desirable to protect the Partnership and the Partners.

     All such aforesaid policies shall be issued in the name of the Partnership.

     SECTION 7.9 Fiduciary Duty. The General Partner shall be under a fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership and the Partners, including the safekeeping and use of all Partnership funds and assets and the use thereof for the exclusive benefit of the Partnership.

     SECTION 7.10 Termination of General Partner. The General Partner shall cease being a General Partner and its rights and powers to act as such shall terminate if the General Partner:

          (a) Is removed for any act or acts constituting willful malfeasance or gross neglect by the vote of those Limited Partners holding 50% or more of the outstanding Units;

          (b) Voluntarily retires upon not less than 90 days written notice to the Limited Partners; or

          (c) Is removed with or without cause by the affirmative vote of the holders of at least 75% of the outstanding Units.

     SECTION 7.11 Power of Attorney. Each Partner, by the execution of this Agreement, hereby constitutes and appoints the General Partner as attorney-in-fact for such Partner with full power and authority to act in its name and on its behalf in the execution, acknowledgment and filing of documents including, but not limited to, the following:

          (a) Any certificates, instruments and documents, including fictitious name or assumed name certificates, as may be required by or appropriate under the laws of any state or other jurisdiction in which the Partnership is doing or intends to do business in connection with the use of the name of the Partnership by the Partnership;

          (b) Any other instrument which may be required to be filed by the Partnership under the laws of any state or by any governmental agency or which the General Partner deems advisable to file; and

          (c) Any document which may be required to effect the continuation of the Partnership, the admission of an additional or substituted Partner as provided herein, the preservation of the status of the Partnership as a partnership for federal income tax purposes or the dissolution or termination of the Partnership; provided, that such continuation, admission, preservation or dissolution and termination is in accordance with the terms of this Agreement.

     The power of attorney hereby granted by each Partner to the General Partner is a special power of attorney coupled with an interest and (a) is irrevocable,
(b) may be exercised by listing all of the Partners executing any instrument with a single signature of the General Partner acting as attorney-in-fact for all of them and (c) shall survive the delivery of an assignment by a Partner of the whole or any portion of this interest herein.

                                  ARTICLE VIII

                  Rights of and Limitations on Limited Partners

     SECTION 8.1 Rights of Limited Partners.

          (a) Limited Partners shall not in any way be prohibited from or restricted in engaging in or owning an interest in any other business venture of any nature, including any venture which might be competitive with the business of the Partnership. The Partnership may engage Limited Partners or Persons associated with them for specific purposes and may otherwise deal with such Limited Partners on terms and for compensation to be agreed upon by any such Limited Partner and the Partnership.

          (b) Each Partner shall be entitled to (i) have the Partnership's books kept at the office of the Partnership specified in Section 2.3 and, at all times during reasonable business hours, inspect and copy any of the same and (ii) have on demand true and full information of all things affecting the Partnership and a formal accounting of Partnership affairs whenever circumstances render it just and reasonable.

          (c) Each Limited Partner shall be entitled to receive appropriate accounting of the Partnership as provided in Section 6.3 hereof.

          (d) In the event that the federal income tax return of any Limited Partner as it relates to his Partnership Interest herein shall be investigated, reviewed or questioned by the Internal Revenue Service, the Partnership and the General Partner agree to exert their best efforts to promptly supply all books, records and financial information as may be necessary or required to substantiate the entries on such tax return. The General Partner shall serve as "tax matters partner" and in any similar capacity under state or local law.

     SECTION 8.2 Limitation on Rights of Limited Partners. The Limited Partners shall have no right to and shall take no part in, nor at any time interfere in any manner with, the management, conduct or control of the Partnership's business and operation, including the Partnership Property, and shall have no right and authority to act for or bind the Partnership in any manner whatsoever. The rights and powers of the Limited Partners shall not extend beyond those expressly set forth in this Agreement and those granted under the Act, and any attempt to participate in the control of the Partnership in a manner contrary to the rights and powers granted herein and under the Act shall be null and void and without force and effect. By the execution hereof each Limited Partner consents to the exercise by the General Partner of the rights, powers and authority conferred on the General Partner by this Agreement.

     SECTION 8.3 Lack of Personal Liability of Limited Partners. Except as otherwise expressly provided herein and as otherwise provided by law, no Limited Partner shall have any personal liability whatsoever, whether to the Partnership, to the Partners or to the creditors of the Partnership or the General Partner, for the debts, obligations or losses of the Partnership or the General Partner, as the case may be.

     SECTION 8.4 Permissible Ownership of Units. A Limited Partner shall not own less than 0.5% nor more than 30% of the outstanding Units. Notwithstanding the foregoing and the prohibition set forth in Section 8.4, a Partner may own less than 0.5% or more than 30% of the outstanding Units, if a Majority-in-Interest consents to such ownership and the Partner complies with the provisions of
Article IX, or such additional units are acquired through the exercise of a Partner's right to acquire Units under the provisions of Article III or Article IX.

     SECTION 8.5 Remedy of Partnership. In addition to the Partnership's remedies at law or equity, in the event that a Limited Partner breaches the representations and warranties set forth in Section 4.2 or any other material term of this Agreement, if such breach is not cured within 30 days of written notice of such breach by the General Partner then such Limited Partner shall be deemed to offer his Units to the other Partners at a price of one hundred dollars ($100.00) per unit pursuant to Section 9.3.

     SECTION 8.6 Duty to Offer Stock of General Partner Upon Ceasing to be a Limited Partner. Any Limited Partner who shall cease to be a Limited Partner for any reason shall, upon such cessation, offer to sell to the General Partner and its shareholders all of the Limited Partner's stock of the General Partner in accordance with and at a price determined by the PMN, Inc. Stockholders' Agreement.

                                   ARTICLE IX

            Restriction on Transfer, Change in Control and Withdrawal

     SECTION 9.1 Restriction on Transfer. Except as otherwise provided in this
Article IX, no Partner may sell, exchange, deliver, assign, give, pledge, mortgage, hypothecate or otherwise encumber, transfer or dispose of its Units now owned or hereafter acquired, in whole or in part, to any Person without the prior written consent of a Majority-in-Interest or, in the absence of such written consent, without complying with the applicable provisions of this
Article IX. Any attempted sale, transfer, pledge, hypothecation or other disposition or encumbrance of a Partner's Units other than as permitted by this
Article IX shall be void and of no force or effect. Any transferee of the Units of any Partner pursuant to the provisions of this Article IX shall, as a condition to concluding that transfer, assume by a written instrument satisfactory to the General Partner all of the transferor's right, obligations and liabilities as a Partner (including all of its right, obligations and liabilities under this Agreement), and shall only be admitted as a Partner with the written consent of a Majority-in-Interest.

     SECTION 9.2 Receipt of Bona Fide Offer. In the event that a Partner receives a Bona Fide Offer to purchase all (but not less than all) of such Partner's Units and such Partner desires to accept such Bona Fide Offer, such Partner (hereinafter in this Article IX referred to as the "Offering Partner") shall promptly send Registered Notice to the General Partner and to the other Partners offering to sell the Offering Partner's Units to the other Partners. The Registered Notice must contain a true and complete copy of the Bona Fide Offer, setting forth the price and all terms and conditions of the Bona Fide Offer and the name, address and business of the offeror.

     SECTION 9.3 Offer by Partner. If at any time a Partner desires to sell all (but not less than all) of its Units and such Partner has not received a Bona Fide Offer to purchase its Units, the Partner (hereinafter in this Article IX referred to as the "Offering Partner") shall send Registered Notice to the other Partners offering to sell all (but not less than all) of the Offering Partner's Units at a price not to exceed the Purchase Price (as defined in Section 9.8) (the "Offering Price") and upon the terms and conditions set forth in this
Article IX. Such Registered Notice shall hereinafter be referred to as the "Offer to Sell" and must include the Offering Price.

     SECTION 9.4 Procedure. For a period of 90 days after receipt of such Registered Notice sent by an Offering Partner pursuant to Section 9.2 or 9.3, each other Partner shall have the right, at its sole option, to purchase its pro rata share of the Offering Partner's Units at the lesser of (a) the Purchase Price and upon the terms and conditions set forth in Section 9.9 or (b) the purchase price and upon the terms and conditions set forth in the Bona Fide Offer. To the extent that any Partner does not purchase its pro rata share of the offered Units, such Units shall be reoffered to the remaining other Partners to purchase their pro rata interest in such Units. If the other Partners shall not, individually or together, agree to purchase (for reasons other than the Offering Partner's default hereunder), within the 90-day period, all of the Units covered by the Bona Fide Offer or the Offer to Sell, the Offering Partner shall have the right (i) in the case of a Bona Fide Offer, to accept the Bona Fide Offer in whole (but not in part) and to sell such Units to the offeror of the Bona Fide Offer, subject to all of the provisions and restrictions of this Agreement, but only in strict accordance with all of the provisions of the Bona Fide Offer or (ii) in the case of an Offer to Sell, to sell such Units in whole (but not in part), subject to all of the provisions and restrictions of this Agreement, at a price equal to or greater than the Offering Price. If any sale is not fully consummated within 60 days after the expiration of the 90 day period, the provisions of this Article IX must again be complied with by the Offering Partner before the Offering Partner may sell its Units.

     SECTION 9.5 Rights to Participate in a Bona Fide Offer.

          (a) During the 90-day period required pursuant to Section 9.4, any Partner who does not exercise its option to purchase its pro rata share of the Offering Partner's Units which are the subject of a Bona Fide Offer has the right, upon giving Registered Notice of its intentions to the Offering Partner, to participate in the Bona Fide Offer, pro rata, with the Offering Partner.

          (b) If the offeror of a Bona Fide Offer offers to purchase a number of Units which represent 50% or more of the outstanding Units, no Partner may accept such offer unless the offeror agrees to purchase any other Units offered for sale pursuant to Section 9.5(a).

          (c) If the holders of 75% or more of the outstanding Units elect to sell their Units pursuant to Section 9.5(a) and the offeror of a Bona Fide Offer is willing to purchase such Units, the remaining Partners will be required to sell their Units on the terms and conditions of the Bona Fide Offer, if so requested by the selling Partners.

     SECTION 9.6 Other Transfers. A material part of the consideration for the Partners entering into this Agreement is the personal confidence reposed in all of the Partners, and no Person shall succeed to any of the rights of a Partner under this agreement by virtue of dissolution, liquidation, purchase, merger or consolidation of a Partner, or any voluntary or involuntary proceeding in bankruptcy, receivership, attachment, execution, assignment for the benefit of creditors or other legal process involving a Partner's insolvency. Therefore, if there is a Change in Control (as determined hereinafter) the call option of
Section 9.7 shall apply. The Change in Control Partner (as defined in Section 9.7) shall send Registered Notice of a proposed or actual Change in Control to the General Partner and the other Partners. In the event that a Change in Control Partner fails to provide Registered Notice as provided in the foregoing sentence, then any other Partner may send such Registered Notice which shall be deemed to be the notice described in the foregoing sentence.

          (a) Change in Control shall refer, in the case of any Partner that is not an individual, to (i) any capital reorganization, reclassification or recapitalization of its capital stock, partnership interests or other voting ownership interests, as the case may be, ("Ownership Interests") or any transfer of its Ownership Interests in one or a series of related transactions or (ii) any consolidation or merger with or into any other entity as a result of which reorganization, reclassification or recapitalization, transfer, consolidation or merger a Person or group of Persons not previously controlling, controlled by or under common control with, such Partner prior to such reorganization, reclassification, recapitalization, transfer, consolidation or merger acquires more than 50% of the Ownership Interests of such Partner or its successor; provided, however, that a Change in Control does not include (i) the transfer of the capital stock of a Partner to a Person controlling, controlled by or under common control with such Partner or (ii) a transfer made in accordance with
Section 9.12.

          (b) In the event that (i) the Partner is controlled directly or indirectly by an entity ("Controlling Entity") not a party to this Agreement and
(ii) any event occurs with respect to such Controlling Entity which would be a Change in Control hereunder if the Controlling Entity were a Partner, the controlled Partner shall be deemed to have had a "Change in Control."

          (c) Notwithstanding the foregoing, whenever a Change in Control of a Partner has occurred, the Partners may elect to waive the call option provided for in Section 9.7 by a vote of at least a Majority-in-Interest. In order to obtain the waiver, the Change in Control Partner must send to the other Partners Registered Notice of the Change in Control describing the Change in Control and the reasons for its request of the waiver. The Partners shall have 30 days to vote on the request. Failure of the Partners to meet, vote or act on the waiver shall be deemed to be a denial of the waiver.

          (d) Notwithstanding the foregoing, in the event that one or more Partners (the "Transferring Partner(s)") combine, exchange stock or merge with an entity formed to hold shares of such Transferring Partner(s) (the "Holding Company") then such combination, exchange or merger shall not be a Change in Control if the holders of all of the outstanding voting interests of the Transferring Partner(s) own more than 50% of the outstanding voting interests of the Holding Company.

     SECTION 9.7 Call Option Upon Change in Control. Whenever a Change in Control in a Partner (the "Change in Control Partner") has occurred and Registered Notice of such Change in Control has been received by the other Partners, the other Partners shall have the option to purchase all of the Change in Control Partner's Units at the price set forth in Section 9.8 and upon the terms and conditions set forth below.

     For a period of 90 days from its receipt of a Registered Notice of a Change in Control of a Partner, the other Partners shall have the option, in their sole discretion, to purchase their pro rata share of the Units of the Change in Control Partner. To the extent that any Partner does not purchase its pro rata share of the Change in Control Partner's Units, such Units shall be reoffered to the remaining Partners to purchase their pro rata share of such Units. Said Units shall be reoffered on a pro rata basis to the participating Partners until all of such Units have been purchased or until no Partner desires to purchase any additional Units.

     If the other Partners shall not, individually or together, purchase (for reasons other than the Change in Control Partner's default hereunder), within the prescribed time periods, all of the Change in Control Partner's Units, such option shall expire and the Change in Control Partner shall be deemed to be a Partner and shall continue to be bound by the terms of this Agreement.

     SECTION 9.8 Purchase Price. The following formula shall apply for determination of the purchase price of the Units acquired by the Partners pursuant to this Article IX (the "Purchase Price"). The Purchase Price per Unit shall be determined by dividing the Offering Partner's or the Change in Control Partner's Units by the Book Value of the Partnership and applying any premium as described below. The Book Value of the Partnership shall be deemed to be $100,000,000.

     The Book Value of such Units shall be subject to the following premiums according to the calendar year in which such Units are to be acquired.

                                   1995 - 10%
                                   1996 - 20%
                                   1997 - 30%
                                   1998 - 40%
                                   1999 - 50%

     Thus the Purchase Price shall be:

                         110% x Book Value (1995)
                         120% x Book Value (1996)
                         130% x Book Value (1997)
                         140% x Book Value (1998)
                         150% x Book Value (1999 and thereafter)

     The Partners acknowledge and agree that (i) the amount set forth as the Book Value is intended to produce a Purchase Price representing a realistic fair market value for the Units and (ii) the Partners will reconsider and, as appropriate, adjust such amount at least every two years to reflect changes in the fair market value of the Units, as determined by an outside appraiser or other similar methodology and approved by a Majority-in-Interest.

     SECTION 9.9 Method of Payment. Payments of the Purchase Price for any Units purchased pursuant to this Article IX may, at the option of the purchaser, be in cash or 25% of the Purchase Price in cash and the remainder payable in the form of a note payable in equal annual installments with interest fixed at the Prime Rate, determined as of the date of closing, over a period not to exceed three years from the date of closing, the first such payment to be due one year after the date of closing. The purchaser shall have the right on ten days' written notice before the date of any payment to defer any remaining amortization for one year, thereby postponing final payment by one year notwithstanding the three year limitation of the preceding sentence. This right may only be exercised once with respect to any purchase. Except as otherwise provided in this Section 9.9, in the event any payment of principal or interest as hereinabove provided shall not be paid when due, then the holder of such note shall have the right to declare the full amount of the balance of such note immediately due and payable without awaiting the maturity of the remaining installments. The maker of the note shall have the right to prepay any additional portion or all of the balance of the Purchase Price on any payment date, including the date of the first payment, with interest computed to the date of the payment.

     SECTION 9.10 Failure to Comply. Upon the occurrence of a purported sale, transfer or other disposition which is not in compliance with this Article IX, the non-transferring Partners shall have an irrevocable option to purchase the Units of the Partner desiring to make such disposition. The other Partners may exercise their option to purchase such Units at any time within 90 days after receipt of notice of the purported transfer by complying with the provisions of
Section 9.4. The purchase price of such Units shall be computed in accordance with Section 9.8 and shall be paid in accordance with Section 9.9.

     In the event of a purported transfer which is not in accordance with the provisions of this Article IX, the disposing Partner and the transferee of the Units each hereby irrevocably appoints the General Partner and all its officers as its lawful attorneys-in-fact to take all actions and to execute all documents in such Partner's or transferee's name as are necessary to transfer such Units to the Partner(s) upon exercise of the options granted by this Section 9.10.

     SECTION 9.11 Closing. Closing on the purchase of all (but not less than all) of the Units of the Offering Partner or the Change in Control Partner under this Article IX shall be held at the principal office of the Partnership within 60 days after the expiration of the 90 day period set forth in Section 9.4 or 9.7.

     SECTION 9.12 Permitted Transfer to Affiliate. Notwithstanding the provisions of this Article IX, a Partner may transfer all (but not less than all) of its Units to (a) any Person controlling or under direct or indirect common control with such Partner or (b) to any Family Affiliate of such Partner. For purposes of this Section 9.12, (a) "control" means the possession, directly or indirectly, of the exclusive power to direct or cause the direction of the management or policies of such other Person through the ownership of voting securities or interests, (b) "common control" means that the Partner and such other Person are both ultimately controlled by the same Person or Persons, (c) "Family Affiliate" means any single individual who is a Family Member or any single partnership, corporation, limited liability company, trust, estate or other entity, more than 75% of whose equity is held by Family Members and (d) "Family Members" means the then-current equity holders of a Partner and members of the immediate families (including grandchildren) of such equity holders and trusts, where 90% or more of the investments of the trust (based on their actuarial value) are held for the sole benefit of any one or more of the foregoing.

     SECTION 9.13 Governmental Approval. Notwithstanding anything contained in this

Article IX to the contrary, if Federal Communication Commission ("FCC") or state public service commission ("PSC") approval of any sale, transfer or other disposition permitted under this Article IX is required, such sale, transfer or other disposition shall not be concluded until the required FCC or PSC approval has been granted by a final order, and the conclusion of such sale, transfer or other disposition shall be in all respects in accordance with the terms of that approval. If the date of such final order has not occurred within one year after the Partners have notified the Offering Partner or the Change in Control Partner of their election to purchase such Units, any Partner may terminate its obligation to purchase or sell such Units upon ten days written notice to the other Partners and such Units shall be reoffered in accordance with this Article IX.

     SECTION 9.14 Waiver/Voting by Offering Partner. The Offering Partner or the Change in Control Partner agrees, if so requested by the General Partner to waive notice of a meeting of the Partners and the right to attend any Partnership meeting with respect to Article IX. In the event that the Offering Partner or the Change in Control Partner has an employee, agent or other representative who is an officer, manager or other representative of the Partnership, such person shall waive notice of the right to attend a meeting of such persons.

     SECTION 9.15 Interests of Selling Partner. In the event that any Partner acquires the interest (the "Purchasing Partner") of any other Partner (the "Selling Partner") pursuant to the right of first refusal set forth in Section
9.2 and the Purchasing Partner subsequently disposes of such interest at a price greater than the price paid by such Purchasing Partner within a one year period from such purchase, then the Purchasing Partner shall pay the Selling Partner a share of such proceeds. The Selling Partner's share of such proceed shall equal the product of the fraction determined by dividing the number of Units acquired from the Selling Partner by the total number of Units sold by the Purchasing Partner, and multiplying the net profits realized by such Partner by such fraction.

                                    ARTICLE X

                           Withdrawal and Dissolution

     SECTION 10.1 Withdrawal. No Partner shall be permitted to withdraw from the Partnership. Upon the dissolution and commencement of winding up of the General Partner, the Partnership shall be dissolved at the expiration of 90 days from such date unless within such 90-day period all of the Limited Partners elect to continue the business of the Partnership and select a substitute General Partner.

     SECTION 10.2 Dissolution and Winding Up.

          (a) The Partnership shall be dissolved upon the first to occur of the following:

               (i) the termination of the General Partner pursuant to Section
7.10 or the legal incapacity, dissolution, judicial insolvency, voluntary or involuntary commencement of proceedings under federal or state bankruptcy laws or the appointment of a receiver under federal or state law of the General Partner, unless all of the Limited Partners elect to continue the Partnership as provided in Section 10.1;

               (ii) a written consent or an affirmative vote of the holders of 75% of the outstanding Units in favor of dissolution of the Partnership;

               (iii) November 15, 2049; or

               (iv) upon the occurrence of any event under which South Carolina law causes the dissolution or termination of the Partnership unless the Partners elect to continue the Partnership as provided therein.

          (b) Upon the dissolution of the Partnership, a statement shall be prepared setting forth the assets and liabilities of the Partnership and a copy thereof shall be furnished to each Partner within 30 days after such dissolution. The Partnership's debts shall then be paid in the order of priority provided by the Act.

          Upon any termination of the Partnership, the Partnership will be dissolved and its affairs shall be wound up as soon as practicable thereafter by a Person designated by a Majority-In-Interest. In connection with the winding up of the affairs of the Partnership and the liquidation of the assets thereof, the Person so designated for such purpose may arrange, either by himself or through others, for the collection and disbursement to the Partners of any future receipts from the Partnership Property or other sums to which the Partnership may be entitled, or may sell the Partnership's interest in the Partnership Property to any Person on such terms and for such consideration as shall be consistent with obtaining the fair market value thereof. Upon such termination and dissolution, a reasonable time shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to minimize losses attendant to a liquidation.

     SECTION 10.3 Dissolution Event Terms. The "bankruptcy" of the General Partner shall be deemed to have occurred upon the commencement of a case by or against the General Partner under title 11 of the United States Code (as now constituted or hereafter amended) or under any other applicable federal or state bankruptcy law or other similar law, or upon the entering by a court of a decree or order appointing a receiver, liquidator, assignee, trustee, sequestrator or other similar official for the General Partner or any portion of its property; provided, however, that the "bankruptcy" of the General Partner shall only include an involuntary commencement of bankruptcy proceedings, if such proceedings have not been dismissed 120 days after the commencement of such proceedings or if the appointment, without the General Partner's consent, of a trustee, receiver or liquidator of the General Partner has not been vacated or stayed within 90 days after such appointment or the appointment has not been vacated 90 days after the expiration of a stay.

                                   ARTICLE XI

                                  Miscellaneous

     SECTION 11.1 Notices. Any and all notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be Registered Notice addressed as follows:

     If to the Partnership
     or to the General Partner:   PMN, Inc.
                                  Attention: Keith Stuckey
                                  440 Knox Abbott Drive, Suite 430
                                  Cayce, South Carolina 29033

     with a copy to:              McNair Law Firm, P. A.
                                  Attention: M. John Bowen, Jr.
                                  1301 Gervais Street, Suite 1800
                                  Columbia, South Carolina 29201

     If to a Limited Partner:     To the address shown for such Limited
                                  Partner on the books of the Partnership

or to such other address as any party may have furnished to the other parties in accordance with this Section 11.1.

     SECTION 11.2 Amendment. This Agreement may be amended upon the affirmative vote of a Majority-in-Interest, except that provisions requiring a vote greater than a vote of a Majority-in-Interest may only be amended by a similar vote. A copy of the proposed amendment must be attached to the written notice of the meeting at which the vote is to be taken.

     SECTION 11.3 Captions. Section and paragraph titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

     SECTION 11.4 Variation in Pronouns. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Person or Persons may require, and the grammatical construction of sentences shall conform thereto.

     SECTION 11.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original but all of which shall constitute one instrument. The execution of multiple Certification Signature Pages by any Partner shall have the same effect as if all signatures of Partners appear on a single page.

     SECTION 11.6 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina.

     SECTION 11.7 Entire Agreement. This Agreement contains the entire understanding between the parties and supersedes any prior understanding or oral agreements between them respecting the subject matter of this Agreement. There are no representations, agreements, arrangements or understandings, oral or written, between and among the parties hereto relating to the subject matter of this Agreement which are not fully expressed herein.

     SECTION 11.8 Validity. In the event that any provision of this Agreement shall be held to be invalid, the same shall not affect in any respect whatsoever the validity of the remainder of this Agreement.

     SECTION 11.9 Benefit. Except as herein otherwise provided to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, personal representatives, successors and assigns.

     SECTION 11.10 Nature of Partnership Interest. The Units shall be personal property for all purposes. All property owned by the Partnership, whether real, personal, tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually, shall have any ownership of such property or the right to compel a Distribution of Partnership Property other than in cash.

     SECTION 11.11 Meetings. A meeting of Partners shall be held at any time on call of the General Partner with reasonable notice or at any time after written notice at least ten days in advance jointly signed by any two Partners, specifying the hour and purposes of the meeting. The call by the General Partner may be written or oral; except, however, that in those instances where written notice is required by this Agreement, such call shall comply with such requirement. In any event, the Partners shall meet at least once annually at a time and place set by the General Partner. Any matter may be discussed or voted on at such annual meeting.

     SECTION 11.12 Confidentiality. This Agreement, including its terms and conditions, and the information delivered to any Partner in connection herewith, shall be considered confidential information, and no Partner shall disclose this Agreement or the terms hereof or any such information to any other person (except each Partner's accountants, lawyers, officers and senior management and government agencies having a right thereto) without the written consent of the other Partners, which consent shall not be unreasonably withheld or delayed. This Section 11.16 shall survive any termination of this Agreement in whole or in part.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement by setting their hands and seals either in person or by their duly authorized attorney-in-fact as of the day and year first above written.

                          CERTIFICATION SIGNATURE PAGE

                      TO BE EXECUTED BY THE GENERAL PARTNER

          The undersigned hereby executes this Certification Signature Page to Amended and Restated Agreement of Limited Partnership of Palmetto MobileNet, L.P. (the "Agreement") for the purpose of being admitted to Palmetto MobileNet, L.P., as a General Partner; and the undersigned does further hereby adopt, accept, ratify, confirm and agree to be bound by all of the terms and provisions of this Agreement, including, but not limited to, the restrictions on transferability of Units set forth in Article IX of the Agreement.

In the presence of:                   PMN, INC.


                                      By:                                 (SEAL)
-----------------------------------       ------------------------------
                                          Its:
                                               -------------------------

                                      Business Address:
-----------------------------------
                                      440 Knox Abbott Drive, Suite 430
                                      Cayce, South Carolina 29033

                          CERTIFICATION SIGNATURE PAGE

                     TO BE EXECUTED BY EACH LIMITED PARTNER

          The undersigned, by its duly authorized representative, hereby executes this Certification Signature Page to Amended and Restated Agreement of Limited Partnership of Palmetto MobileNet, L.P. (the "Agreement") as of the date set forth below for the purpose of being admitted to Palmetto MobileNet, L.P., as a Limited Partner; and the undersigned does further hereby adopt, accept, ratify, confirm and agree to be bound by all of the terms and provisions of this Agreement, including, but not limited to (i) the restrictions on transferability of Units set forth in Article IX of the Agreement, (ii) the appointment of the General Partner as its attorney-in-fact as described in Section 7.11 of the Agreement, and (iii) that the representations and warranties set forth in
Section 4.2 of the Agreement are true and accurate upon the undersigned's admission to the Partnership.

In the presence of:                     COMPANY NAME


                                        By:
-------------------------------------       ------------------------------------

                                           Its:
                                                --------------------------------

                                        Business Address:
-------------------------------------
                                        ----------------------------------------

                                        ----------------------------------------

Date:                , 1998             Number of Units:
      ---------------                                    -----------------------


                                      A-2